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Exhibit 15.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form F-10, as amended (File No. 333-120043) of our report dated February 22, 2005, with respect to the consolidated financial statements of Agnico-Eagle Mines Limited as of December 31, 2004 which reports appear in the December 31, 2004 Annual Report on Form 20-F of Agnico-Eagle Mines Limited.

Toronto, Canada	ERNST & YOUNG LLP
February 22, 2005	Chartered Accountants

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Exhibit 15.03
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM